SUPPLEMENT, DATED FEBRUARY 13, 1997, TO THE PROXY STATEMENT OF

                              ACCESS BEYOND, INC.

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                        SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held on March 6, 1997

                                  INTRODUCTION

     This Supplement to the Proxy Statement of Access Beyond, Inc., a Delaware corporation (the "Company"), dated February 10, 1997 (the "Proxy Statement"), is being furnished to the stockholders of the Company in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Special Meeting of Stockholders of the Company to be held on March 6, 1997, at 10:00 a.m., at the offices of the Company at 1300 Quince Orchard Boulevard, Gaithersburg, Maryland, and any and all adjournments thereof.

               PRINCIPAL SHAREHOLDERS; SHARES HELD BY MANAGEMENT

     The following table sets forth, as of February 12, 1997, certain stock ownership information with respect to the Directors of the Company, all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Common Stock outstanding, and all of the Company's executive officers and Directors as a group:

                                            Number of Shares of
                                                Common Stock       Percentage of
Name and Address of Beneficial Owner         Beneficially Owned     Ownership(1)
------------------------------------         ------------------     ------------
Ronald A. Howard                                  925,603                7.7%
1300 Quince Orchard Boulevard
Gaithersburg, Maryland 20878

John Howard                                          --                  --
80 Irving Place
New York, New York 10003

Barbara Perrier(2)                                 35,000                 *
8975 Guilford Road
Columbia, Maryland 21046

Arthur Samberg(3)                               1,925,000               16.1%
354 Pequot Avenue
Southport, Connecticut 06490

Paul Schaller                                        --                  --
6 Applewood Lane
Portola Valley, California 94028

John Clary                                           --                  --
1300 Quince Orchard Boulevard
Gaithersburg, Maryland 20878

James P. Gallagher                                   --                  --
1300 Quince Orchard Boulevard
Gaithersburg, Maryland 20878

Mark Silverman                                      5,000                 *
1300 Quince Orchard Boulevard
Gaithersburg, Maryland 20878

All directors and executive officers as a       2,890,603               24.1%
group (8 persons)

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

Richard L. Chilton, Jr.(4)                        850,000                7.1%
399 Park Avenue
New York, New York 10022

Pequot Partners Fund, L.P.(3)                   1,925,000               16.1%
Pequot Endowment Fund, L.P. and Pequot
International Fund, Inc.
354 Pequot Avenue
Southport, Connecticut 06490

Cramer Partners, L.P.(5)                        2,373,500               19.8%
56 Beaver Street, Suite 701
New York, New York 10004

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(*) Less than 1%

(1) Includes, in certain instances, shares held in the name of an executive officer's or director's spouse or minor children, the reporting of which is required by applicable rules of the Securities and Exchange Commission (the "Commission"), but as to which shares the executive officer or director may have disclaimed beneficial ownership. Based on 11,989,587 shares of Common Stock issued and outstanding. Does not include shares of Common Stock issuable upon the exercise of options granted under either of the Plans.

(2)  Ms.  Perrier  and  her  husband,   John  Dreyer,  have  shared  voting  and
     dispositive power with respect to these shares.

(3) Includes 86,500 shares of Common Stock owned by Dawson-Samberg Capital Management, Inc., of which Mr. Samberg is President, 787,100 shares of Common Stock owned by Pequot Partners Fund, L.P., a Delaware limited partnership whose general partner and investment manager is Pequot General Partners, a Connecticut general partnership ("General Partners"), 352,900 shares of Common Stock owned by Pequot Endowment Fund, L.P., a Delaware limited partnership whose general partner and investment manager is Pequot Endowment Partners, L.P., a Delaware limited partnership ("Endowment Partners") and 698,500 shares of Common Stock owned by Pequot International Fund, Inc., a British Virgin Islands corporation, whose investment manager is DS International Partners, L.P., a Delaware limited partnership ("International Partners"). (Pequot Partners Fund, L.P., Pequot Endowment Fund, L.P. and Pequot International Fund, Inc. are collectively referred to as the "Funds"). Mr. Samberg is a General Partner and senior portfolio manager of each of the Funds. General Partners, Endowment Partners and International Partners (collectively, the "Partners") are the beneficial owners, as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the shares of Common Stock owned by the Fund for which they act as investment manager, respectively. The Partners may be deemed to constitute a group as such term is used in
     Section 13(d)(3) of the Exchange Act. Each of the Partners disclaims beneficial ownership of the Common Stock beneficially owned by the other Partners.

(4) According to the Schedule 13D, dated November 25, 1996, includes 850,000 shares of Common Stock held by Chilton Investment Partners, L.P. ("Chilton Partners"), a Delaware limited partnership, Chilton Opportunity Trust, L.P. ("Chilton Trust"), a Delaware limited partnership, or managed accounts over which Mr. Chilton has investment discretion. Mr. Chilton is the general partner of Chilton Investments, L.P. ("Chilton Investments"), a Delaware limited partnership, and Olympic Equity Partners, L.P., a Delaware limited partnership ("Olympic"). Chilton Investments is the general partner of Chilton Partners. Olympic is the general partner of Chilton Trust, serves as the investment advisor to Chilton International (BVI) Ltd., a British Virgin Islands corporation, and advises several managed accounts.

(5) James J. Cramer, President of, J.J. Cramer & Co., and Karen Cramer, Vice President of J.J. Cramer & Co., have shared voting and dispositive power with respect to these shares.

     THIS SUPPLEMENT AMENDS AND SUPPLEMENT THE INFORMATION CONTAINED IN THE PROXY STATEMENT DATED FEBRUARY 10, 1997.

                                By Order of the Board of Directors,

                                Ronald A. Howard, President

Gaithersburg, Maryland
February 13, 1997

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